UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2024

GOLD RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-34857	84-1473173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7900 E. Union Ave, Suite 320
Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (303) 320-7708

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GORO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 6, 2024, the Board of Directors of Gold Resource Corporation (the “Company”) repealed and replaced Section 6(a) of Article I of its Amended and Restated Bylaws (the “Bylaws”), which establishes the quorum requirement pursuant to which business at meetings of shareholders may be conducted. Unless otherwise set forth in the Company’s Articles of Incorporation, the presence in person or by proxy of one-third of the voting power of the outstanding shares of the Company shall constitute a quorum at a meeting of shareholders. The Board of Directors, or the presiding officer of the meeting so long as not inconsistent with the directions of the Board of Directors, shall have the power to establish the rules of conduct of such meetings. A copy of Section 6 of Article I as amended is attached to this report as Exhibit 3.1.

Item 9.01Financial Statements and Exhibits

(d) Exhibits. The following exhibits are furnished with this report:

Exhibit Number	Description of Exhibit
3.1	Amendment dated August 6, 2024 to Amended and Restated Bylaws of Gold Resource Corporation dated August 9, 2010.
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD RESOURCE CORPORATION

Date: August 7, 2024	By:	/s/ Allen Palmiere
	Name:	Allen Palmiere
	Title:	Chief Executive Officer and President

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